Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 19, 1996, with respect to the financial statements and schedule of Outlet Broadcasting, Inc. included in the Registration Statement (Form S-4 NO. 33-01947) and related Prospectus of General Electric Company for the solicitation of consents to amendment of the indenture governing Outlet Broadcasting, Inc.'s 10 7/8% Senior Subordinated Notes due 2003.




                                                ERNST & YOUNG LLP


Providence, Rhode Island
April 16, 1996